Triple Net Lease

PARTIES

This Lease is executed in duplicate at Mountain View, California, this 25th day of June, 2014, by and between Handley-Tittle Middlefield Joint Venture, a California general partnership, and MobileIron, Inc., a Delaware corporation, hereinafter referred to respectively as “Lessor” and “Lessee”, without regard to number or gender.

PREMISES

1.  WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, those certain premises, hereinafter referred to as “the Premises,” situated in the City of Mountain View, County of Santa Clara, State of California, and more particularly described as follows: the approximately 25,120 rentable square foot office building commonly known as 355-365 E. Middlefield (the “Building”), together with the parcel of land underlying the Building.

USE

2.  The Premises shall be used and occupied by Lessee solely for the following purposes: general office, research and development and other legal related uses, and for no other purpose without the prior written consent of Lessor.

TERM

3.  The term shall commence on or following September 1, 2014, upon Lessor providing Lessee with at least 30 days’ advance written notice specifying the commencement date; provided, however, in no event shall the commencement date be later than December 1, 2014 (in absence of prior written notice delivered from Lessor to Lessee, the commencement date shall be December 1, 2014) (the “Commencement Date”), and the term shall end on June 30, 2017.

RENTAL

4.  Base Monthly Rent shall be payable to the Lessor without defense, deduction or offset at the address set forth in paragraph 23 below, or at such other place or places as may be designated from time to time by the Lessor, in the following amounts:

Commencing on the Commencement Date, on the first day of each succeeding month to and including the last day of the twelfth full month following the Commencement Date, Fifty-Six Thousand Five Hundred Twenty Dollars ($56,520.00) shall be due.

Commencing on the first day of the thirteenth month of the term and on the first day of each succeeding month to and including the last day of the twenty-fourth full month of the term Fifty Eight Thousand Two Hundred Fifteen and 60/100 Dollars ($58,215.60) shall be due.

Commencing on the first day of the twenty-fifth month of the term and on the first day of each succeeding month to and including June 30, 2017 Fifty Nine Thousand Nine Hundred Sixty-Two and 07/100 Dollars ($59,962.07) shall be due.

Base Monthly Rent shall be paid monthly in advance.  In addition, Lessee shall pay to Lessor on the first day of each month during the term hereof (regardless of whether Base Monthly Rent is abated), as additional rent, a monthly management fee equal to three percent (3%) of the Base Monthly Rent then due (or, in the case of a month for which Base Monthly Rent is abated, three percent (3%) of the Base Monthly Rent due for the next month for which Base Monthly Rent is due).  All other costs and charges payable by Lessee in accordance with the terms of this Lease (including but not limited to property taxes, insurance premiums and maintenance costs) shall be deemed to be additional rent.  All Base Monthly Rent and additional rent shall constitute “rent” for all purposes.  Base Monthly Rent and additional rent for any partial month shall be prorated based on the number of days in such month.  Except as otherwise provided in this Lease, all additional rent shall be due within thirty (30) days after delivery of Lessor’s invoice.

SECURITY DEPOSIT

5.  Lessee has deposited with Lessor $59,962.07 as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease.  In the event Lessee defaults, beyond applicable notice and cure periods, in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default, to compensate Lessor for any damages arising from an Event of Default, or for any other sum which Lessor may spend or be required to spend by reason of Lessee’s default.  If Lessor uses any portion of the security deposit to cure any default by Lessee hereunder, Lessee shall replenish the security deposit to the original amount within ten (10) days of written notice from Lessor.  Lessee’s failure to do so shall constitute a material breach of this Lease and an Event of Default.  Should no default exist as of the expiration of the term of this Lease, the security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee’s interest in this Lease within ten (10) days after the expiration of the term hereof or after Lessee has surrendered possession of the Premises, whichever is later.  Lessee shall not be entitled to any interest on said security deposit.  Lessor shall not be required to keep the aforesaid deposit in a separate account but may commingle said funds with Lessor’s other accounts.  Lessee hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a lessor must refund a security deposit under a lease, and/or (ii) provide that a lessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a lessee or to clean the premises, it being agreed that Lessor may, in addition, claim those sums specified in this Section above and/or those sums reasonably necessary to compensate Lessor for any loss or damage caused by

Lessee’s default of the Lease, as amended hereby, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

POSSESSION

6.  If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee on the Commencement Date, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor, or Lessor’s agents, be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Lessor’s delivery of possession.  Notwithstanding the foregoing, if possession has not been delivered by December 1, 2014, Lessee, at its option, may declare this Lease null and void by notice to Lessor at any time prior to delivery of the Premises, in which event Lessor shall promptly refund to Lessee the full amount of any and all prepaid rent and security deposit funds paid by Lessee to Lessor under this Lease.

ACCEPTANCE OF PREMISES AND SURRENDER

7.  By entry hereunder, the Lessee accepts the Premises from Lessor in its “as is”, “where is” condition, subject to and without limiting Lessor’s repair, maintenance and other obligations under this Lease, and except that Lessor shall prior to the Commencement Date, (a) remove from the Premises all furniture, equipment and other personal property of any prior tenant or occupant of the Premises and otherwise deliver the Premises to Lessee in broom clean condition, and (b) restore the portion of the parking lot that is occupied as of the date hereof by the existing tenant’s solar installations to asphalt condition, with all such equipment removed from the parking lot, and have such parking lot professionally seal coated and striped for parking, at no cost or expense to Lessee.  Lessor has made no representations or warranties respecting the Premises and Lessee has investigated and inspected the Premises and has satisfied itself that the Premises are suitable for the Lessee’s intended use thereof and are in compliance with applicable laws and codes; provided, however, Lessor hereby warrants that it shall repair, at Lessor’s cost without right of reimbursement from Lessee, any material defects in the roof (including the roof covering), HVAC, electrical, sprinkler and life safety (if any) and plumbing systems (collectively, the “Building Systems”) existing as of the Commencement Date, provided Lessee gives Lessor written notice specifying such defects in reasonable detail within sixty (60) days following the Commencement Date.  For purposes of Section 1938 of the California Civil Code, Lessor hereby discloses to Lessee, and Lessee hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).  Lessor shall have no obligation to contribute toward any improvements to the Premises whatsoever.  The Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender to Lessor the Premises, which shall, except as otherwise provided in paragraph 9 below, include all alterations, additions, and improvements which may have been made in, to, or on the Premises by or on behalf of Lessor or Lessee, in the same good condition as at Lessee’s entry into the Premises excepting for such wear and tear as would be normal for the period of the Lessee’s occupancy, and any damage due to casualty.  The Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all Lessee’s personal property and trade fixtures from the Premises and all property not so removed shall be deemed to be abandoned by the Lessee.  If the Premises are not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding lessee founded on such delay.

USES PROHIBITED

8.  Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other lessee in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the building.  No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper.  No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the buildings proper, and except as otherwise expressly provided herein, Lessee shall conduct all activities indoors.  Lessee shall not permit any food truck or other retail business to conduct sales from any portion of the Premises, except with Lessor’s prior written consent, which consent Lessor shall not unreasonably withhold or delay, but Lessor may impose reasonable conditions upon its consent, including, without limitation, receipt of reasonable evidence that such business maintains liability insurance satisfactory to Lessor, and naming Lessor as an additional insured.  Lessee shall be responsible for any act or omission of any retail business operating on the Premises, whether with or without Lessor’s consent.

ALTERATIONS AND ADDITIONS

9.  Lessee shall make no alterations, additions or improvements to the Premises or any part thereof (collectively “Alterations”) without first obtaining the prior written consent of the Lessor, which shall not be unreasonably withheld, conditioned or delayed.  All Alterations shall be in accordance with plans and specifications approved by Lessor, which shall not be unreasonably withheld, conditioned or delayed, and shall be carried out by a reputable licensed contractor and in compliance with all applicable laws, codes, rules and regulations.  The Lessor may impose as a condition to the aforesaid consent such additional requirements as Lessor may deem necessary in Lessor’s reasonable discretion, including without limitation requirements respecting the manner in which the work is done, Lessor’s right of approval of the contractor by whom the work is to be performed, the times during which it is to be accomplished, and financial assurances that the Alterations will be completed and paid for by Lessee.  As between Lessee and Lessor, Lessee agrees that Lessor shall not be liable for, any and all loss, cost, damage, expense or liability (including without limitation, court costs and reasonable attorneys’ fees) arising from any claims brought by any of Lessee’s agents, employees, contractors or invitees as a result of the Premises not having been inspected by a Certified Access Specialist (CASp).  Notwithstanding the foregoing, Lessee shall be allowed to make improvements to the Premises for up to $25,000 per year in costs, provided such improvements: (a) are non-structural in nature, (b) will have no effect on the Building Systems and do not require a building permit, (c) would be in compliance with all applicable Laws, and (d) would not be visible from outside the Building.  Upon written request of Lessor prior to the expiration or earlier termination of the Lease, Lessee shall, at its sole expense, remove any or all Alterations installed by or for Lessee.  Upon Lessee’s request at the time Lessee seeks consent for Alterations, Lessor shall provide written notice to Lessee of its restoration requirements, and Lessee shall remove any Alterations timely designated by Lessor for removal upon the expiration or early termination of this Lease.  All Alterations shall, upon completion, become part of the Premises and the property of the Lessor.  All Alterations not specified to be removed shall at the expiration or earlier termination of the Lease remain upon and be surrendered with the Premises.  All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Lease term.  Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises.  The Lessee will give the Lessor five (5) business days’ notice prior to the commencement of any Alterations work and will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of Alterations.

MAINTENANCE OF PREMISES

10.  Except to the extent made the obligation of Lessor under this Lease, Lessee shall, at Lessee’s sole cost, keep and maintain the Premises and appurtenances and every part thereof, including but not limited to, glass and glazing, plumbing, and electrical systems, any store front and all components of the interior of the Premises in good order, condition, and repair, and in the event Lessee fails to keep and maintain any part of the Premises as required hereunder to Lessor’s maintenance standards as determined by Lessor in its sole discretion from time to time, then after fifteen (15) days after Lessor’s notice to Lessee to cure such breach (or such longer period, not to exceed thirty (30) days, as may reasonably be necessary for Lessee to cure such breach, as long as Lessee promptly commences such cure and thereafter diligently prosecutes such cure to completion) and Lessee’s failure to cure such breach within such cure period, Lessor may make such repairs or do such maintenance at Lessee’s expense and Lessee shall pay the reasonable, out-of-pocket cost thereof as additional rent; provided, however, that if the cost of any repairs or replacements to the plumbing or electrical system will exceed Fifteen Thousand Dollars ($15,000), are of a capital nature (as opposed to repairs that are normally expensed rather than capitalized under applicable tax rules), and are not necessitated by the acts (excluding normal wear and tear) of the Lessee or Lessee’s agents or employees (in which event Lessee shall be responsible to perform and pay for such repairs or replacements, subject to Section 11.5 concerning waiver of subrogation rights), then Lessor shall instead perform such repairs and replacements, and the costs thereof shall be amortized and payable monthly by Lessee as Additional Rent in accordance with the amortization procedures set forth below in this paragraph 10.  Lessor shall, at Lessor’s cost and expense, without right of reimbursement from Lessee, maintain the structural integrity of the exterior walls, and structural portions of the roof, foundations and floors, except that Lessee shall pay, as additional rent, the cost of any repairs or replacements thereto necessitated by the negligence or wrongful act of the Lessee or Lessee’s agents or employees, subject to Section 11.5 concerning waiver of subrogation rights.  Subject to Section 11.5 concerning waiver of subrogation rights, Lessor shall, at Lessor’s expense (but subject to reimbursement by Lessee as provided below), maintain, repair and (if necessary in the reasonable judgment of Lessor’s experts) replace the roof covering, HVAC system, fire sprinkler system (if any), landscaping, parking lot surface, exterior lighting and exterior paint (“Lessor’s Maintenance Services”) during the term of this Lease, as may be extended.  Lessee shall reimburse Lessor as Additional Rent the cost incurred by Lessor in performing Lessor’s Maintenance Services, within thirty (30) days after receipt of invoice from Lessor; provided, however, that (except where replacement of the parking lot surface, landscaping, roof or HVAC or fire sprinkler system components are necessitated by the acts of the Lessee or Lessee’s agents or employees (excluding normal wear and tear), in which event Lessee shall pay the costs thereof in a lump sum within thirty (30) days after receipt of written demand and supporting documentation), subject to Section 11.5 concerning waiver of subrogation rights, costs of replacement or repairs of the foregoing if such repairs cost more than Ten Thousand Dollars ($10,000) and are of a capital nature (as opposed to repairs that are normally expensed rather than capitalized under applicable tax rules) shall be amortized over the useful life thereof (as determined in accordance with the Internal Revenue Service useful life schedules), and Lessee shall pay Lessor as Additional Rent a monthly payment equal to the monthly amortization, together with interest on the unamortized amount at an annual rate of interest equal to the sum of the “prime rate” charged on business loans by Wells Fargo Bank, N.A., plus three percent (3%), until the earlier of the expiration of the Term or the expiration of the useful life of the improvement at issue.  Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition or repair.

FIRE AND EXTENDED COVERAGE INSURANCE AND SUBROGATION

11.  Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purposes other than that for which the Premises are hereby leased and no use shall be permitted on the Premises, nor acts done, which would cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies.  Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises (with the understanding that Lessee’s obligation in this respect to pay for any improvements or alterations to the Premises shall be amortized over the term of the Lease in a manner consistent with the terms of Paragraph 14, unless they are necessitated by Lessee’s acts or omissions or Lessee’s specific use of the Premises as opposed to permitted uses by tenants in general, or any Alterations to the Premises made by or for Lessee, in which cases Lessee shall pay the entire amount), of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Building and all improvements and betterments.

11.1  Lessee shall, at its expense, obtain and keep in force during the term of this Lease (i) a policy of commercial general liability insurance (including cross liability), with minimum coverages of Two Million and no/100ths Dollars ($2,000,000.00) per occurrence combined single limit for bodily injury and for property damage, with a Two Million and no/100ths Dollars ($2,000,000.00) general aggregate limit, with the Premises as the “location” under a per location aggregate endorsement, insuring Lessee and naming Lessor, Lessor’s Officers, Lessor’s property manager and Lessor’s lender as Additional Insureds as their interests may appear, against any liability arising out of the condition, use, occupancy or maintenance of the Premises, (ii) worker’s compensation in statutory limits, and (iii) if Lessee operates owned, leased or non-owned vehicles at the Premises, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence, combined single limit for bodily injury and property damage.  Evidence of coverage must be in the form of a Certificate of Insurance accompanied by the appropriate Additional Insured endorsements, all in form and substance satisfactory to Lessor.  The limits of said insurance shall not limit the liability of Lessee hereunder.

11.2  Lessee shall at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in a “special” form with a sprinkler leakage endorsement, insuring Lessee’s inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof, subject to a reasonable deductible, and insuring Lessee’s interest in any improvements and betterments in the Premises for the full replacement value thereof, including code upgrade coverage.  Upon execution of this Lease and annually thereafter upon renewal of such policies, Lessee shall provide Lessor with certificates of insurance, together with such loss payee endorsements and other endorsements as Lessor may require in its reasonable discretion, evidencing coverages the Lessee is required to carry pursuant to 11.1 and 11.2.  The policies shall provide for thirty (30) days advance written notice of cancellation to Lessor and Lessor’s lender.  The policies shall otherwise be in a form reasonably acceptable to Lessor and be issued by an insurance company licensed in the State of California and reasonably acceptable to Lessor.

11.3  Lessor shall maintain a policy of commercial general liability insurance and a policy or policies of fire and property damage insurance in a “special” form including rental interruption coverage, with sprinkler leakage and, at the option of Lessor, earthquake endorsements, covering loss or damage to the Building for the full replacement cost thereof, subject to commercially reasonable deductibles.

11.4  Lessee shall pay to Lessor as additional rent, during the term hereof, within thirty (30) days after receipt of an invoice therefore, one hundred percent (100%) of the premiums and deductibles paid by Lessor(provided, the deductible amount shall be amortized over the useful life of the improvement for which such insurance deductible is applicable and Lessee shall only be obligated to reimburse Lessor for the amortized portion of the deductible amount that occurs during the term of this Lease as it may be extended) with respect to any insurance obtained by Lessor pursuant to 11.3 above.  Lessor may obtain such insurance for the Premises separately, or together with other property which Lessor elects to insure together under blanket policies of insurance.  In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises.  Lessee’s obligation under this paragraph shall be prorated to reflect the commencement and termination dates of the Lease.

11.5  Notwithstanding anything to the contrary contained in this Lease, Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, directors, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried or required to be carried by Lessor or Lessee hereunder.  Each party shall notify their respective insurance carriers of this waiver.

11.6  Lessee shall carry and maintain, at Lessee’s sole cost and expense, increased limits of the insurance required to be carried by Lessee pursuant to this Paragraph 11 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Lessee’s operations therein, as may be reasonably requested by Lessor.

ABANDONMENT

12.  Lessee shall not abandon the Premises at any time during the term; and if Lessee shall abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.  Notwithstanding anything to the contrary contained in this Lease, Lessee shall not be in default hereunder if Lessee vacates the Premises, but performs all other obligations of Lessee imposed by this Lease and provides adequate security for the Premises.

LIENS

13.  Lessee shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee, and shall protect, defend with counsel reasonably satisfactory to Lessor, indemnify and hold Lessor harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith.  Lessee shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Lessor, and if Lessee shall fail to do so,

Lessor may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  Lessee shall reimburse Lessor for the amount so paid upon demand, as additional rent.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS

14.  Lessee shall, at its sole cost and expense, comply with all statutes, codes, ordinances, rules, regulations and other requirements of all Municipal, State and Federal authorities (collectively, “Laws”) now in force, or which may hereafter be in force, with respect to the condition, use or occupancy of the Premises, and shall faithfully observe in the use of the Premises all Laws now in force or which may hereafter be in force.  The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated, or that the Premises are not in compliance with, any Laws, shall be conclusive of that fact as between Lessor and Lessee.  Lessee’s obligations under this paragraph 14 shall include the obligation to make, at Lessee’s sole cost, any alterations or improvements to the Premises which are required by applicable Laws, provided that (a) as to such alterations or improvements which are not required by reason of Lessee’s particular use of the Premises or by reason of other alterations or improvements being undertaken by Lessee, Lessor shall pay for such improvements or alterations and Lessee shall only be required to reimburse Lessor an allocable portion of the costs of such required alterations or improvements based on the ratio of the remaining Lease term to the useful life of such alterations or improvements, and (b) Lessee shall not be required to pay any portion of the cost of alterations or improvements which are legally required to be made as of the date of this Lease and as to which Lessor receives notice of such requirement prior to the date sixty (60) days after the Commencement Date.

INDEMNIFICATION OF LESSOR

15.  Neither Lessor nor Lessor’s agents, nor any shareholder, constituent partner or other owner of Lessor or any agent of Lessor nor any contractor, officer, director or employee of any thereof shall be liable to Lessee, and Lessee waives all claims against Lessor and such other persons, for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises by or from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Lessor, its agents or employees, or the gross negligence of, willful misconduct, or violation of any Law by Lessor’s contractors.  Except to the extent caused by the gross negligence of, willful misconduct of, or violation of any Law by Lessor or any of the other Indemnitees, Lessee agrees to indemnify and hold Lessor, Lessor’s agents, the shareholders, constituent partners and/or other owners of Lessor or any agent of Lessor, and all contractors, officers, directors and employees of any thereof (collectively, “Indemnitees”), and each of them, harmless from and to protect and defend with counsel reasonably satisfactory to Lessor each Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorney’s fees incurred in connection therewith, (a) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of such Indemnitee, or (b) occurring in, on or about the Premises, when such claim, injury or damage is caused or allegedly caused in whole or in part by the act, neglect, default, or omission of any duty by Lessee, its former or current agents, contractors, employees, invitees, or sublessees, or (c) arising from any failure of Lessee to observe or perform any of its obligations hereunder.  The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

ADVERTISEMENTS AND SIGNS

16.  Lessee shall not place or permit to be placed, in, upon or about the Premises any signs not approved by the city or other governing authority.  Lessee shall not place, or permit to be placed, in, upon or about the Premises, any signs, advertisements or notices without the prior written consent of the Lessor, which shall not be unreasonably withheld, conditioned or delayed.  Lessee shall remove any signs placed in, upon or about the Premises at the expiration or termination of this Lease, and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee’s expense, as additional rent.  Any sign placed without the express written consent of Lessor may be removed by Lessor at Lessee’s sole expense, as additional rent.

UTILITIES

17.  Lessee shall pay for all water, gas, heat, light, power, telephone service and all other utilities or services supplied to the Premises.  Whenever possible, Lessee shall contract with the service providers directly.  If the Premises are not served by separate water, gas and/or electrical meters, Lessor shall contract with such service provider and Lessee shall pay to Lessor its share of the costs of such utilities for the entire Premises, as determined by Lessor based on square footage or other equitable method.  As to any utilities that Lessee contracts for directly, Lessee shall maintain records of its utility usage and shall provide such records to Lessor upon Lessor’s request to enable Lessor to comply with any applicable Laws respecting disclosure of utility usage.

ATTORNEY’S FEES

18.  If a legal action is commenced for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to prevailing party reasonable attorneys’ fees and costs incurred in such action, including any appeal thereof, which fees and costs shall be payable whether or not such action is prosecuted to judgment.

DEFAULT AND REMEDIES

19.  The occurrence of any one or more of the following events (each an “Event of Default”) shall constitute a breach of this Lease by Lessee:

(a)  Lessee fails to pay any Base Monthly Rent or additional rent under this Lease as and when it becomes due and payable and such failure continues for more than five (5) days after receipt of notice of non-payment from Lessor; provided that Lessor shall not be required to provide such notice of non-payment to Lessee more than once during any twelve (12) month period and thereafter during any such twelve (12) month period, no notice shall be required for non-payment of Base Monthly Rent to constitute and Event of Default; or

(b)  Lessee fails to perform or breaches any other covenant of this Lease to be performed or observed by Lessee as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Lessor gives written notice thereof to Lessee; provided, however, that if such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Lessee commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes diligently and continuously and completes the curing of such failure or breach within a reasonable time; or

(c)  Lessee files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction; makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Lessee or of any substantial part of Lessee’s property; or

(d)  A court or government authority enters an order, and such order is not vacated within thirty (30) days, appointing a custodian, receiver, trustee or other officer with similar powers with respect to Lessee or with respect to any substantial part of Lessee’s property; or constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction; or ordering the dissolution, winding-up or liquidation of Lessee; or

(e)  Lessee abandons the Premises, subject to Lessee’s right to vacate the Premises in accordance with the last sentence of Paragraph 12 above.

19.1  If an Event of Default occurs, Lessor shall have the right at any time to give a written termination notice to Lessee and, on the date specified in such notice, Lessee’s right to possession shall terminate and this Lease shall terminate.  Upon such termination, Lessor shall have the right to recover from Lessee:

(i)  The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(ii)  The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(iii)  The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(iv)  All other amounts necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform all of Lessee’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum.  The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Lessee under this Lease, including Base Monthly Rent, additional rent and all other sums payable by Lessee under this Lease.

19.2  Even though Lessee has breached this Lease, this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession.  Lessor shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Lessor does not elect to terminate this Lease on account of any Event of Default by Lessee, Lessor may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession unless written notice of termination is given by Lessor to Lessee.

19.3  The remedies provided for in this Lease are in addition to all other remedies available to Lessor at law or in equity by statute or otherwise.

19.4  If Lessee shall fail to perform any obligation or covenant pursuant to this Lease within a reasonable period of time (not to exceed 15 days) following notice from Lessor to do so, then Lessor may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such obligation or covenant and Lessee shall pay to Lessor, as Additional Rent, the costs incurred by Lessor in performing such obligation or covenant.

LATE CHARGES AND INTEREST

20.  Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises.  Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount; provided that, unless Lessee has been more than ten (10) days late with any payment in the previous twelve-month period, Lessor shall give Lessee ten (10) days prior notice that a payment is due before charging a late charge.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

If any rent or other sums due and payable under the Lease remains delinquent for a period in excess of ten (10) calendar days, then, in addition to any late charge payable, Lessee shall pay to Lessor interest on any rent that is not so paid from the date due until paid at the then maximum rate of interest not prohibited or made usurious by Law.

SURRENDER OF LEASE

21.  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases or subtenancies.

TAXES

22.  The Lessee shall be liable for all taxes levied against any personal property and trade or business fixtures on the Premises.  The Lessee also agrees to pay, as additional rent, during the term of this Lease and any extensions thereof, all real estate taxes plus the yearly installments of any special assessments which are of record or which may become of record during the term of this Lease, but only if and to the extent they apply to the period covered by the Term of this Lease.  Within thirty (30) days after delivery to Lessee of Lessor’s invoice for taxes accompanied by a copy of a real estate tax bill, Lessee shall pay such taxes to Lessor.  If Lessee fails to pay such taxes within such thirty (30) day period, then Lessee shall pay, as additional rent, any late fees, penalties or interest assessed by the taxing authorities, plus interest on such amounts at a rate set forth in paragraph 20 above.  If the Premises are a portion of a tax parcel or parcels and this Lease does not cover an entire tax parcel or parcels, the taxes and assessment installments allocated to the Premises shall be pro-rated on a square footage or other equitable basis, as calculated by the Lessor.  Lessee’s obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease.  Notwithstanding anything to the contrary contained in this Lease, Lessee shall have no obligations to pay for any of the following tax or assessment expenses: (a) estate, inheritance, transfer, gift or franchise taxes of Lessor or any federal, state or local income, sales or transfer tax, (b) penalties and interest, other than those attributable to Lessee’s failure to comply timely with its obligations pursuant to this Lease, or (c) any taxes or assessment expenses in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest allowable term.

NOTICES

23.  All notices to be given to Lessee may be given in writing personally, by commercial overnight courier or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, Attn: Chief Financial Officer, whether or not Lessee has departed from, abandoned or vacated the Premises, with a copy to such other address as Lessee may, from time to time, designate in a written notice to Lessor.  Notices given in accordance with this paragraph shall be deemed received one business day after sent by commercial overnight courier, three business days after being deposited in the United States mail, or when delivered if delivered personally.  All notices to be given to Lessor may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessor at the following address or such other address as Lessor may, from time to time designate:

c/o Renault & Handley
625 Ellis Street, Suite 101
Mountain View, CA 94043

Notwithstanding the foregoing, notice by email (with confirmation of receipt) or telephone shall be permitted for purposes of notices given under paragraph 24 below, and Lessee shall provide Lessor with its email and telephone contact information.

ENTRY BY LESSOR

24.  Lessee shall permit Lessor and its agents to enter into and upon the Premises at all reasonable times, and with not less than 24 hours advance notice given verbally or via email (with confirmation of receipt), except in cases of emergency when no notice shall be required, for the purpose of inspecting the same or for the purpose of maintaining any portion of the Building or the Premises, or for the purpose of making repairs, alterations or additions to any other portion of the Building or the Premises, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, provided that in exercising such entry rights, Lessor shall endeavor to minimize, to the extent reasonably practicable, any interference with Lessee’s business; and shall permit Lessor and his agents to place upon the Premises any usual or ordinary “For Sale” sign or, at any time within one hundred twenty (120) days prior to the expiration of this Lease, to place upon the Premises any “For Lease” sign and exhibit the Premises to prospective lessees at reasonable hours.

DESTRUCTION OF PREMISES

25.  In the event of damage or partial destruction of the Premises during the term of this Lease from any cause covered by insurance carried, or required to be carried, by Lessor under this Lease, Lessor shall forthwith repair the same, provided (a) no Event of Default exists, (b) such repairs can, in Lessor’s reasonable judgment, be completed within two hundred seventy (270) days after such damage under the laws and regulations of State, Federal, County or Municipal authorities, and (c) Lessee shall assign to Lessor the proceeds of the insurance Lessee is required to carry on the improvements and betterments in the Premises in accordance with paragraph 11.2.  Such damage or partial destruction shall in no way annul or void this Lease.  Lessee shall be entitled to a proportionate reduction of rent from the date of the damage until such repairs are substantially completed or this Lease has been terminated, such proportionate reduction to be based upon the extent to which such damage or the making of such repairs shall interfere with the business carried on by Lessee in the Premises.  If the cause of such damage or partial destruction is not covered by insurance carried or required to be carried by Lessor or Lessee, or if the repairs cannot, in Lessor’s reasonable judgment, be completed within two hundred seventy (270) days after the damage or partial destruction, Lessor shall provide Lessee written notice thereof (“Lessor’s Damage Notice”) within sixty (60) days after such damage occurs and Lessor may, at its option, elect (and shall notify Lessee of such election in Lessor’s Damage Notice) to (a) make such repairs within a reasonable time, this Lease continuing in full force, or (b) terminate this Lease by notice to Lessee.  In the event that Lessor does not so elect to make such repairs because the damage is not covered by insurance or the repairs cannot be made in two hundred seventy (270) days under applicable laws and regulations, Lessee or Lessor may terminate this Lease by written notice to the other given within thirty (30) days after delivery of Lessor’s Damage Notice.  Further, in the event that the repairs cannot be made in two hundred seventy (270) days under applicable laws and regulations, regardless of whether Lessor has elected to make such repairs, Lessee may terminate this Lease by written notice to Lessor given within thirty (30) days after delivery of Lessor’s Damage Notice.  In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee.  In the event that the Building is damaged and the cost to repair the damage and restore the Building to its previous condition (including any required code upgrades) would, in Lessor’s reasonable judgment, exceed 33 1/3% of the replacement cost of the Building and other improvements on the Premises, Lessor may elect to terminate this Lease, whether the Premises are damaged or not.  A total destruction of the Building shall terminate this Lease.  In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, such dispute shall be resolved by mandatory arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, using a panel of three (3) neutral arbitrators.  The three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGNMENT AND SUBLETTING

26.  Lessee shall not assign, transfer, mortgage or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor.  Lessor shall not unreasonably withhold, condition or delay its consent to a subletting or assignment.  Lessor may withhold its consent to any mortgage, hypothecation or other transfer in its sole discretion.  The Lessee shall, by thirty (30) days written notice, advise the Lessor of its intent to assign this Lease or sublet the Premises or any portion thereof for any part of the term hereof, which notice shall include a description of all of the material terms of such assignment or subletting, and a reasonably detailed description of the proposed assignee or sublessee and its business and financial condition.  Within fifteen (15) days after receipt of Lessee’s notice, Lessor shall either give approval to Lessee to assign the Lease or sublease the portion of the Premises described in Lessee’s notice, or notify Lessee of Lessor’s disapproval.  In addition, if Lessee is seeking to assign this Lease or sublease more than fifty percent (50%) of the Premises for substantially the remainder of the term of the Lease, Lessor shall have the right to terminate this Lease as to the portion of the Premises described in Lessee’s notice effective upon the proposed effective date of the assignment or subletting specified in Lessee’s notice.  If Lessee intends to assign this Lease or sublet the entire Premises and Lessor elects to terminate this Lease, this Lease shall be terminated effective upon the proposed effective date of the assignment or subletting specified in Lessee’s notice.  If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a prorata basis to the number of square feet retained by Lessee, Lessor shall pay for and perform the necessary demising costs, and this Lease as so amended shall continue in full force and effect.  If the Lessor approves an assignment or subletting, the Lessee may, within sixty (60) days after receipt of the Lessor’s written approval, assign or sublet to the proposed assignee or sublessee on the proposed terms.  In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, then no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor.  In the event of any approved assignment or subletting, Lessee shall pay to the Lessor, as additional rent, fifty percent (50%) of all assignment proceeds and rents received by the Lessee from its assignee or sublessee which are in excess of the amount payable by the Lessee to the Lessor hereunder, after deducting the amount of any market rate real estate brokerage commissions, reasonable attorneys’ fees up to $2,500, and the cost of any demising walls constructed on behalf of the sublessee, which are paid by Lessee in connection with the assignment or subletting.  Any sublessee must provide liability insurance as required under the Lease, naming as additional insureds Lessor and its property manager and the other parties specified in paragraph 11.1.  A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of the Lessee’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person.  Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease.  The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor.  As a condition to its consent, Lessor may require Lessee to pay all of Lessor’s reasonable expenses in connection with the assignment, and Lessor may require Lessee’s assignee or sublessee to assume in writing all of the obligations under this Lease (or, as to a sublessee of a portion of the Premises, to assume all obligations applicable to such portion to the extent consistent with the terms of the sublease).  Lessee shall not amend any sublease in any material respect without the prior written consent of Lessor, which shall not be unreasonably withheld.  No assignment or sublease shall release Lessee from its obligations under this Lease.  Notwithstanding anything to the contrary contained herein, Lessor agrees to cooperate with Lessee in its efforts to sublease a portion of the Premises to the existing subtenant, Blue River, Inc.

Any dissolution, merger, consolidation, recapitalization or other reorganization of Lessee, or the sale or other transfer in the aggregate over the term of the Lease of a controlling percentage of the capital stock of Lessee (excluding transfers over a national securities exchange or any sale or transfer [or cumulative sales or transfers] of the capital stock of or equity interests in Lessee as a result of any of the following circumstances: (1) the infusion of additional equity capital in Lessee or an initial public offering of equity securities of Lessee under the Securities Act of 1933, as amended, which results in Lessee’s stock being traded on a national securities exchange or over-the-counter market, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System, or (2) any transfer or sale to (A) the spouse(s) and/or children of a shareholder of Lessee, (B) any trust, the beneficiary(ies) of which are family members of a shareholder of Lessee, or (C) a transfer of stock or other ownership interest by reason of bequest or inheritance), or the sale or transfer of all or a substantial portion of the assets of Lessee, shall be deemed a voluntary assignment of Lessee’s interest in this Lease (a “Deemed Assignment”); provided that, a merger, consolidation, recapitalization, reorganization or sale of assets shall not require Lessor’s consent hereunder if, prior to such Deemed Transfer, Lessee provides written notice to Lessor of the material terms of such Deemed Transfer together with evidence reasonably satisfactory to Lessor that Lessee’s tangible net worth (or the tangible net worth of the surviving entity in a merger, if other than Lessee), determined in accordance with generally accepted accounting principles, immediately after such transaction is not less than Lessee’s tangible net worth immediately prior to such transaction.  Lessor’s right to recapture and to 50% of any excess rent proceeds shall not apply any of the foregoing transfer that are permitted without Lessor’s consent.  The phrase “controlling percentage” or “control” means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Lessee’s capital stock issued, outstanding and entitled to vote for the election of directors.  If Lessee is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Lessee’s interest in this Lease.  In the event that, through a merger, stock sale or other transaction, Lessee becomes the subsidiary of any other entity (a “parent”), Lessor shall have the right to require that the parent guaranty all of Lessee’s obligations under the Lease pursuant to a form of guaranty reasonably satisfactory to Lessor.

CONDEMNATION

27.  If any part of the Premises shall be taken for any public or quasi-public use, under any statue or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser.  If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate.  If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto, except that Lessee may pursue a separate claim with the condemning authority for loss of goodwill, relocation and moving expenses only.

EFFECT OF CONVEYANCE

28.  The term “Lessor” as used in this Lease, means only the owner for the time being of the Premises, so that, in the event of any sale of the Premises, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder which first accrue after such sale, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Premises has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder that first accrue after such sale.  If any security deposit has given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor shall transfer and deliver the security, as such, to the purchaser at any such sale, and thereupon the Lessor shall be discharged from any further liability with respect thereto.  Upon the written request of Lessor, Lessee shall execute an estoppel certificate as may be required in connection with any such sale.

SUBORDINATION

29.  Lessee agrees that this Lease shall be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee.  The Lessee shall, at any time hereinafter, within ten (10) business days after receipt of written demand, 1) promptly provide Lessor with the most current and recent financial statements of Lessee or, if financial statements of Lessee are not available, then financial statements of Lessee’s parent corporation or other parent entity (which financial statements shall remain confidential), and 2) execute any instruments, releases, estoppel certificates, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee provide such financial statements or to execute any such instruments, releases, estoppel certificates or documents, shall constitute a default hereunder.  Notwithstanding Lessee’s obligations, and the subordination of the Lease, under this paragraph 29, no mortgagee, trustee or beneficiary under any deed of trust or other instrument of security which may be placed on the Premises shall have the right to terminate the Lease or disturb Lessee’s occupancy thereunder so long as no Event of Default has occurred and is continuing under this Lease.  Further, Lessor represents and warrants that there are no mortgages, deeds of trust, ground leases or other security instruments encumbering the Premises or of the date of this Lease, except for a deed of trust for the benefit of Community Bank of the Bay (“Existing Lender”).  Notwithstanding the foregoing or anything to the contrary contained in this Lease, Lessor shall use commercially reasonable efforts to obtain from Existing Lender a commercially reasonable non-disturbance agreement signed by Existing Lender providing that Existing Lender shall in no event terminate this Lease or disturb Lessee’s occupancy hereunder as long as no Event of Default has occurred and is continuing under this Lease.

WAIVER

30.  The waiver by Lessor or Lessee of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained.  The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER

31.  Any holding over after the expiration or other termination of the term of this Lease with the written consent of Lessor, shall be construed to be a tenancy from month-to-month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable.  Any holding over after the expiration or other termination of the term of this Lease without the written consent of Lessor shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Base Monthly Rent shall be an amount equal to one hundred seventy-five percent (175%) of the Base Monthly Rent payable by Lessee immediately prior to such holding over, or the fair market rent for the Premises as of such date (as reasonably determined by Lessor), whichever is greater.

SUCCESSORS AND ASSIGNS

32.  The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME

33.  Time is of the essence of this Lease.

MARGINAL CAPTIONS; COMPLETE AGREEMENT; AMENDMENT

34.  The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.  This instrument is the complete and integrated agreement between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

ENVIRONMENTAL OBLIGATIONS

35.  Lessor’s and Lessee’s obligations under this paragraph 35 shall survive the expiration or termination of this Lease.

35.1  As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances, “ “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (1) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules.  The term “Hazardous Materials” shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision.  The term “Hazardous Materials” shall include, without limitations, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or franctions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and

(viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

35.2  Notwithstanding anything to the contrary in this Lease, Lessee, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Lessee shall not be responsible for contamination of the Premises by Hazardous Materials existing as of the date the Premises are delivered to Lessee unless caused by Lessee.  Lessee shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials (“Permitted Materials”) which are either (a) normal quantities of ordinary office supplies or cleaning supplies, or (b) approved in writing by Lessor and listed in a Hazardous Materials management plan (“HMMP”) which Lessee shall submit to appropriate government authorities as and when required under applicable Laws, with a copy to Lessor.  Lessee may use, store and dispose of Permitted Materials provided that (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable Laws, and (ii) as to Permitted Materials described in clause (b) above, such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP.  In no event shall Lessee cause or permit to be discharged into the plumbing or sewage system of the Premises or onto the land underlying or adjacent to the Premises any Hazardous Materials.  If the presence of Hazardous Materials on the Premises caused or permitted by Lessee results in contamination or deterioration of water or soil, then Lessee shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Lessor to allow the presence of such Hazardous Materials.

35.3  Lessee shall immediately notify Lessor in writing of:

(a)  Any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened against Lessee related to any Hazardous Materials;

(b)  Any claim made or threatened by any person against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and,

(c)  Any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, discharged at, or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith.

Lessee shall also supply to Lessor as promptly as possible, and in any event within five (5) business days after Lessee first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations related in any way to the existence of Hazardous Materials at, in, under or about the Premises or Lessee’s use thereof.  Lessee shall, upon Lessor’s request, promptly deliver to Lessor copies of any documents or information relating to the use, storage or disposal of Hazardous Material by Lessee, its agents, employees, contractors, sublessees or assigns on or from the Premises.

35.4  Upon termination or expiration of the Lease, Lessee at its sole expense shall cause all Hazardous Materials placed in or about the Premises, by Lessee, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Lessee relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Lessee.  If required by governmental authorities as a result of Lessee’s or its agents’, employees’, contractors’, sublessees’ or assigns’ use, storage or disposal of Hazardous Materials on or about the Premises, Lessee shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits approvals and clearances necessary for the closure of the Premises and shall take all other actions as may be required to complete the closure of the Premises.  In addition, if Lessee or its agents, employees, contractors, sublessees or assigns have used any Hazardous Materials at the Premises that require a governmental permit, then prior to vacating the Premises, Lessee shall undertake and submit to Lessor an environmental site assessment from an environmental consulting company reasonably acceptable to Lessor which site assessment shall evidence Lessee’s compliance with this paragraph 35.

35.5  At any time prior to expiration of the Lease term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Lessee’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Lessee’s business at the leased Premises, Lessor shall have the right to enter in and upon the Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Lessee’s use thereof.  Lessor shall furnish copies of all such test results and reports to Lessee and, at Lessee’s option and cost, shall permit split sampling for testing and analysis by Lessee.  Such testing shall be at Lessee’s expense if Lessor has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Premises, which has been caused by or resulted from the activities of Lessee, its agents, contractors, or invitees.

35.6  Lessor may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage.  Lessee shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation.  Lessee agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

35.7  Lessee shall indemnify, defend by counsel reasonably acceptable to Lessor, protect and hold Lessor and each of Lessor’s partners, employees, agents, attorney’s, successors, and assignees, free and harmless from and against any and all claims, damages, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney’s fees) or death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly by (A) the presence in, or under or about the Premises or discharge in or from the Premises of any Hazardous Materials caused by Lessee, its agents, employees, invitees, contractors, assignees, or sublessees, or the use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises by Lessee, or its agents, employees, invitees, contractors, assignees, or sublessees, or (B) Lessee’s or its agents’, employees’, invitees’, contractors’, sublessees’ or assignees’ failure to comply with any Hazardous Materials Law in connection with any such party’s use, storage or disposal of Hazardous Materials on or about the Premises, or the provisions of this paragraph 35.  Lessee’s obligations hereunder shall include, without limitation, whether foreseeable or unforeseeable, all costs, including without limitation fees of Lessor’s attorneys and consultants, in connection with any required or necessary repair, cleanup or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease.  For purposes of indemnity provision hereof, any actions or omissions of Lessee or by employees, agents, assignees, sublessees, contractors or subcontractors of Lessee or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessee.

OPTION TO EXTEND

36.  Provided that the Lessee is not in default under the Lease after applicable notice and cure periods, Lessee shall have one (1) option (“Option to Extend”)to extend the term of this Lease for a period of three(3) years commencing July 1, 2017 (“Option Period”) on all the same terms and conditions of the Lease excepting the Base Monthly Rent which shall be at one hundred percent (100%) of the then-current fair market rental value for the Premises as improved (“FMV”).  In no event, however, shall the Base Monthly Rent for the Option Period be less than the Base Monthly Rent in effect for the month most immediately preceding the Option Period without the consent of the Lessor.  The Option to Extend shall be personal to Lessee and shall not be transferable by way of sublease or assignment without the express written consent of the Lessor to any party other than a transferee permitted without Lessor’s consent under the last grammatical paragraph of Section 26.  In establishing the fair market rental value for the Premises the parties shall consider only direct leases of comparable space for a comparable use in Mountain View, California, occurring during the year most immediately preceding Lessee’s written notice of exercise of the Option to Extend.  Considerations in establishing comparability of recently leased spaces shall include but not be limited to the date of the lease, age and quality of the building and the interior improvements in the premises, rental or other concessions granted, whether a broker’s commission or finder’s fee will be paid, responsibility for operating expenses and the amount of operating expenses, relative proximity to the Premises and all other relevant factors.

Lessee shall exercise its Option to Extend by giving written notice to Lessor of exercise not less than six (6) months nor more than twelve (12) months prior to the commencement of the Option Period.  Lessee’s exercise of the Option to Extend shall be irrevocable.  Within thirty (30) days following Lessee’s written notice as set forth above, Lessor and Lessee and/or their respective brokers shall meet and exchange their respective opinions of the FMV, taking into account the considerations set forth above, and their underlying analyses thereof, including details of proposed comparable lease transactions, and Lessor and Lessee shall negotiate and seek to agree upon the FMV.  In the event Lessor and Lessee cannot agree upon the FMV at such meeting, then within five (5) business days thereafter, Lessor and Lessee and/or their respective brokers shall meet again and exchange in writing their respective opinions of the FMV, taking into account the considerations set forth above (respectively, “Lessor’s FMV Opinion” and “Lessee’s FMV Opinion”).  In the event that the net effective rent reflected in Lessor’s FMV Opinion is less than one hundred ten percent (110%) of the net effective rent reflected in Lessee’s FMV Opinion, then the FMV shall be deemed to be the average of Lessor’s FMV Opinion and Lessee’s FMV Opinion.  In the event that the net effective rent reflected in Lessor’s FMV Opinion is more than one hundred ten percent (110%) of the net effective rent reflected in Lessee’s FMV Opinion, and the parties are unable to negotiate an agreed FMV, then Lessor and Lessee shall, within thirty (30) days thereafter, together select, as a neutral and impartial arbitrator (the “Arbitrator”), a licensed commercial real estate broker who is active in commercial and industrial rentals in Mountain View, California.  Within twenty-one (21) days of the Arbitrator’s appointment, both parties and/or their brokers shall meet with the Arbitrator to present their respective opinions of the FMV and to make a determination of FMV.  If agreement cannot be reached within such 21-day period, then within five (5) days thereafter, the Arbitrator shall determine the FMV by selecting either Lessor’s FMV Opinion or Lessee’s FMV Opinion, and such figure shall become the Base Monthly Rent for the Option Period and be binding on both parties.  The Arbitrator shall not be authorized to select any alternative figure, but shall only be authorized to choose one of the two opinions of FMV submitted by the parties.  Each party shall pay the fee of their respective broker and both parties shall share the cost of the Arbitrator if necessary.  Promptly after determination of the FMV, whether by agreement or arbitration, the parties shall execute an amendment to this Lease reflecting the extension of the option and the Base Monthly Rent for the Option Period, but the absence of such amendment shall not affect the parties’ rights and obligations.

HAZARDOUS MATERIALS DISCLOSURE

37.  The Premises and adjacent properties in the larger Middlefield-Ellis-Whisman area of Mountain View have been the subject of ongoing groundwater remediation efforts by Intel, Raytheon, NEC and other former tenants in the area under the direction of the EPA and the Regional Water Quality Control Board.  In addition to their remediation efforts, the responsible parties have been conducting indoor and outdoor air and groundwater sampling in the area to assess the effectiveness of the remediation efforts and to assure the health and safety of occupants of properties in the area.  All correspondence and information pertaining to the environmental status of the subject property and adjacent properties is available for review by Lessee and its consultants.

Lessor shall indemnify, defend and hold Lessee harmless from and against all claims, suits, judgments, losses, costs, personal injuries, damages and expenses of every type and nature (“Claims”), directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Premises, or the violation of any environmental law relating to any such Hazardous Material except to the extent that any of the foregoing results from Hazardous Materials which come to exist on or about the Premises either (a) during the term of this Lease as may be extended, or (b) due to the wrongful acts or omissions of Lessee or Lessee’s officers, employees, agents, contractors or invitees.  Notwithstanding the foregoing or anything to the contrary contained in this Lease, under no circumstance shall Lessee be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time prior to or after the Commencement Date on or about the Premises or Building, or the surface or groundwater thereof, or for the violation of any Hazardous Materials Laws, except to the extent that any of the foregoing actually results from the release, storage, use or disposal of Hazardous Materials by Lessee, its agents, employees, contractors, sublessees or assignees in violation of applicable Hazardous Materials Laws.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED.  RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE.  NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO.  THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease, the day and year first above written.

LESSOR

Handley-Tittle Middlefield Joint Venture, a
California general partnership,

By:	Handley Management Corporation, its Managing General Partner

By: /s/ Fred Caspersen

Its: Pres + CEO

LESSEE

MobileIron, Inc., a Delaware corporation

By: /s/ Todd Ford

Its: CFO

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